Exhibit 32

STATEMENT Pursuant to

18 U.S.C. Section 1350

Keith A. Guevara, as Chief Executive Officer of NBO Systems, Inc. (the "Company"), and Christopher Foley, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section1350(b), that

(1) the Company's Quarterly Report of Form 10-QSB for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 17, 2003                                         /s/

                                                                                            Keith A. Guevara

                                                                                            Chief Executive Officer

                                                                                            Of

                                                                                            NBO Systems, Inc.

Dated: December 17, 2003                                         /s/

                                                                                            Christopher Foley

                                                                                            Chief Financial Officer

                                                                                            Of

                                                                                            NBO Systems, Inc.